UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2025

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, iRobot Corporation (the “Company”) entered into Amendment No. 1 to the Credit Agreement (as amended from time to time, the “Credit Agreement”) among the Company, TCG Senior Funding L.L.C., an affiliate of The Carlyle Group, as administrative agent and collateral agent and the lenders party thereto (the “Lenders”) pursuant to which the Lenders waived, until May 6, 2025 (the “Initial Waiver Period”), the Company’s covenant obligations to (1) provide a report and opinion of its auditor with respect to its annual financial statements for fiscal year 2024 without an exception regarding the Company’s ability to continue as a going concern and (2) maintain a minimum level of core assets. On April 30, 2025, the Company entered into Amendment No. 2 to the Credit Agreement, which extended the Initial Waiver Period to June 6, 2025. On June 5, 2025, the Company entered into Amendment No. 3 to the Credit Agreement (“Amendment No. 3”), which further extended the Initial Waiver Period to August 14, 2025.

In connection with Amendment No. 3 the Company (1) is required to make a prepayment of $4 million in cash currently held in a restricted cash account in favor of the Lenders, which will be entirely applied to reduce the outstanding principal amount of the Term Loan and (2) issued to the Lenders on the date of Amendment No. 3 warrants to purchase an aggregate of 1,556,323 shares of the Company’s common stock (equal to five percent of the Company’s outstanding common stock as of June 4, 2025), with an exercise price of $0.01 per share (the “Warrants”). The Warrants have an expiration date of June 5, 2035. The Company issued the Warrants in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants and the shares of common stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

The foregoing description of Amendment No. 3 and the Warrants is not complete and is qualified in its entirety by reference to Amendment No. 3 and Form of Warrant, which are filed hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. Capitalized terms used in this Current Report on Form 8-K without definition shall have the meanings assigned thereto in the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Warrants is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

The Company is including the below update to its risk factors for the purpose of supplementing and updating the corresponding risk factor contained in its Quarterly Report on Form 10-Q for the period ended March 29, 2025, filed with the SEC on May 6, 2025.

The waiver of events of default under our senior secured term loan credit facility is time-limited; if this waiver is not extended at the end of the applicable period, we will be in default. Our senior secured term loan credit facility provides our lenders with a first-priority lien against substantially all of our assets, and contains financial covenants and other restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations.

On March 11, 2025, we entered into Amendment No. 1 to our credit agreement (the “Credit Agreement”) with TCG Senior Funding L.L.C., an affiliate of The Carlyle Group, as administrative agent and collateral agent (the “Agent”) and the lenders party thereto (the “Lenders”). Pursuant to Amendment No. 1, the Lenders waived, until May 6, 2025 (the “Initial Waiver Period”), our covenant obligations to (1) provide a report and opinion of our auditor with respect to our annual consolidated financial statements for fiscal year 2024 without an exception regarding our ability to continue as a going concern (the “Going Concern Covenant”) and (2) maintain a minimum level of core assets (the “Minimum Core Assets Covenant”) and, together with the Going Concern Covenant, the “Specified Covenants”). On April 30, 2025, we entered into Amendment No. 2 to the Credit Agreement, which extended the Initial Waiver Period to June 6, 2025, and on June 5, 2025 we entered into Amendment No. 3 to the Credit Agreement, which further extended the Initial Waiver Period to August 14, 2025 (the “Extended Waiver Period”). No event of default will occur under the Credit Agreement as a result of failure to comply with the Specified Covenants during the Extended Waiver Period; however, we are still obligated to comply with the Specified Covenants after the end of the Extended Waiver Period and if we do not, unless the Lenders further extend such waiver by the end of the Extended Waiver Period, an event of default will occur.

The auditor report on our consolidated financial statements for the fiscal year ended December 28, 2024 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern; therefore, we would be in breach of the Going Concern Covenant and the Agent would be able to exercise all applicable remedies under the Credit Agreement but for the waiver of breach during the Extended Waiver Period as described above. The earliest we would be able to regain compliance with the Going Concern Covenant is upon the filing of our Annual Report on Form 10-K for the year ending January 3, 2026, which we do not anticipate will be filed until March 2026. As a result, we are dependent on continued waivers from the Lenders to avoid an event of default related to the Going Concern Covenant, which waivers are in the Lenders’ sole discretion. We cannot assure you that the Lenders will provide any additional waiver of compliance with the Specified Covenants by the end of the Extended Waiver Period.

Any failure by us to comply with the covenants or payment requirements specified in the Credit Agreement (including the Specified Covenants after the Extended Waiver Period) would, unless the Lenders further extend such waiver by the end of the Extended Waiver Period, result in an event of default under the Credit Agreement, which may result in the termination of the Credit Agreement and acceleration of repayment obligations with respect to any outstanding loans. In addition, the Lenders would have the right to proceed against the collateral in which we granted a security interest to them, which consists of substantially all our assets. If we were not able to further extend the Extended Waiver Period and our outstanding debt were to be accelerated at any time in the near term, we would not have sufficient cash to repay our obligations under the Credit Agreement, and it is unlikely that we would be able to raise or borrow sufficient funds to refinance the debt or sell sufficient assets to repay the debt, which likely would materially and adversely affect our cash flows, business, results of operations, and financial condition. In this event, we may be forced to terminate, significantly curtail or cease our operations or to pursue other alternatives, including, but not limited to, commencing a case under the U.S. Bankruptcy Code.

The Credit Agreement contains customary negative covenants that limit our and our subsidiaries’ ability to, among other things, grant or incur liens, incur additional indebtedness, make certain restricted investments or payments, including payment of dividends on our capital stock and payments on certain permitted indebtedness, enter into certain mergers and acquisitions or engage in certain asset sales, subject in each case to certain exceptions. The Credit Agreement also includes certain restrictions on the use of a portion of the termination payment received by us from Amazon.com, Inc. in early 2024, which the remaining amount thereof (after giving effect to certain periods for such amounts to be used for inventory in limited circumstances and upon satisfying certain conditions) will ultimately be required to be used to prepay a portion of the loan under the Credit Agreement. The terms of our outstanding debt may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs or to execute business strategies in the manner desired. In addition, complying with the covenants may make it more difficult for us to successfully execute our business strategy, invest in our growth strategy, and compete against companies who are not subject to such restrictions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock.

10.1	Amendment No. 3 to Credit Agreement, dated as of June 5, 2025, by and among iRobot Corporation, as borrower, each lender from time to time party thereto, and TCG Senior Funding L.L.C., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2025	iRobot Corporation

	By:	/s/ Kevin Lanouette
	Name:	Kevin Lanouette
	Title:	SVP & General Counsel